EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of July 31, 2018 among ORCC II FINANCING LLC, as a borrower (“ORCC II Financing” and a “Borrower”), OR LENDING II LLC (“OR Lending II” and a “Borrower” and, collectively with ORCC II Financing, the Borrowers); the lenders under the Credit Agreement referred to below (the “Lenders”); GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the “Administrative Agent”); STATE STREET BANK AND TRUST COMPANY, as collateral administrator and as collateral agent (the “Collateral Agent”) and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral custodian (the “Collateral Custodian”).

The Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Custodian are parties to the Credit Agreement dated as of December 1, 2017 (as amended by Omnibus Amendment No. 1 dated as of April 30, 2018 and as further amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 2.1(f) of the Credit Agreement, the Borrowers have requested that the Lenders increase the existing Commitments by an amount equal to U.S.$200,000,000.00 effective as of July 31, 2018.

The parties hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein. This Amendment shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Commitment Increase. Pursuant to Section 2.1(f) of the Credit Agreement, the Borrowers have requested to increase the Commitments by U.S.$200,000,000. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, (a) the Administrative Agent hereby consents on behalf of the Lenders to the increase of the aggregate Commitments in an amount equal to U.S.$200,000,000 (the “July 2018 Increased Commitments”, being the “New Commitments” for such purposes); (b) Goldman Sachs Bank USA hereby consents to an increase in its Commitment in an amount equal to U.S.$200,000,000, (c) the Increased Amount Date for the July 2018 Increased Commitments is July 31, 2018 and (d) except as otherwise expressly set forth in the Credit Agreement, all references in the Credit Agreement and the other Transaction Documents to the “Commitments” of the Lenders shall include such New Commitments.

Section 3. Amendments. Pursuant to Section 11.5 of the Credit Agreement and subject to the satisfaction of the conditions precedent specified in Section 5 below but effective as of the date hereof, the Credit Agreement is hereby amended as follows:

3.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

3.02. Amendments.

3.02A. clause (6) in the definition of “Collateral Portfolio Requirements” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“(6) [reserved].”

3.02B. The definition of “Individual Realization Application Amounts” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“”Individual Realization Application Amounts” means, for each Collateral Obligation that is the subject of a Disposition or other realization of Principal Proceeds (in whole or in part) during the Amortization Period, an amount (in the Specified Currency of such Collateral Obligation) equal to the product of:

(a) the Agreed Release Value for such Collateral Obligation; and

(b) the portion of the Original Asset Amount for such Collateral Obligation (expressed as a percentage) that is the subject of such Disposition or realization, as notified to the Borrowers or otherwise determined by the Services Provider in good faith.

For the avoidance of doubt, the Individual Realization Application Amount for any Collateral Obligation in connection with a Disposition or realization of Principal Proceeds may exceed the proceeds from such Disposition or realization.

Notwithstanding the foregoing, if the aggregate cash proceeds realized from any Disposition or other realization (in whole or in part) of a Collateral Obligation (other than a Disputed Collateral Obligation disposed of as contemplated in the Margining Agreement) are less than the Individual Realization Application Amount for such Collateral Obligation (each such Collateral Obligation, a “Deficient Proceeds Asset”, and such shortfall, the related “Deficient Amount”), the Borrowers (by notice to the Collateral Agents and the Administrative Agent in the Valuation Report in the quarter in which such Disposition or realization occurred) shall have the right to bifurcate the Individual Realization Application Amount for such Deficient Proceeds Asset into two separate Individual Realization Application Amounts (each, a “Deficient Proceeds Bifurcation” for a Deficient Proceeds Asset):

(a) the first of which shall be deemed to occur on the date on which such Disposition or realization occurs and which shall be in an amount equal the actual proceeds of such Disposition or realization; and

(b) the second of which shall be deemed to occur in the Due Period immediately following the Due Period in which such Disposition or realization occurred and which shall be deemed to be an amount equal to the related Deficient Amount;

provided that:

(1) no more than eight Deficient Proceeds Bifurcations may be elected (in the aggregate) after the Closing Date;

(2) no more than two Deficient Proceeds Bifurcations may have Deficient Amounts (respectively for each such Deficient Proceeds Bifurcations) with a Dollar Equivalent in excess of U.S.$15,000,000;

(3) the aggregate Dollar Equivalent of all Deficient Amounts for any one Payment Date shall not exceed U.S.$40,000,000;

(4) the aggregate Dollar Equivalent of all Deficient Amounts after the Closing Date shall not exceed U.S.$100,000,000; and

(5) no Deficient Proceeds Bifurcation may be elected during the final Due Period or for the final Payment Date.

3.02C. The definition of “Non-Call Period” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“”Non-Call Period” means the period from the Closing Date to and including March 31, 2020.”

3.02D. The definition of “Ramp-Up Period” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“”Ramp-Up Period” means the period commencing on the Initial Credit Date and ending on March 31, 2019.”

3.02E. The definition of “Reinvestment Period” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“”Reinvestment Period” means the period from the Closing Date to and including November 30, 2021; provided that the Reinvestment Period may be extended pursuant to Section 2.1(e) as provided therein.”

3.02F. The definition of “Scheduled Maturity Date” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“”Scheduled Maturity Date” means November 30, 2022 (as such date may be extended pursuant to Section 2.1(e)).”

3.02G. The definition of “Spread” in Section 1.1 of the Credit Agreement is hereby restated to read in its entirety as follows:

“”Spread” means:

(a) With respect to the Loans in U.S. Dollars, for each day on or prior to the second Payment Date, 2.50% per annum, and, for each day on and after the second Payment Date, 2.25% per annum (the “U.S. Dollar Spread”); provided that if, as determined by the Administrative Agent, (1) the Borrowers are not in compliance with the terms of the Cooperation Agreement in any material respect at the third Payment Date, then the Spread for each day commencing on the third Payment Date shall be increased to 2.50% per annum; (2) the Borrowers are not in compliance with the terms of the Cooperation Agreement in any material respect at the fourth Payment Date, then the Spread for each day commencing on the fourth Payment Date shall be increased to 2.75% per annum; and (3) the Spread has been increased pursuant to clause (1) and/or (2) above, and the Borrowers thereafter come into compliance with the terms of the Cooperation Agreement in all material respects, then the Spread shall be reduced to 2.25% per annum, effective as of the Payment Date immediately following such compliance; and

(b) With respect to each Tranche of Loans in Non-USD Currencies borrowed on a Credit Date after the Initial Credit Date on any day, the currency-equivalent rate per annum of the U.S. Dollar Spread for such Specified Currency for such Tranche (unless the subject of a Recouponing after the Credit Date for such Tranche), determined by the Administrative Agent in its sole and absolute discretion and notified to the Borrowers prior to such Credit Date.”

3.02H. Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetic location therein:

“”Commitment Cap” means, at any time, U.S.$600,000,000 or such other amount in USD as the Borrowers and the Lenders otherwise agree (each in their sole and absolute discretion).”

“”Cooperation Agreement” the Cooperation Agreement dated as of July 31, 2018 among the Borrowers and Goldman Sachs Bank USA.”

3.02I. Section 2.1(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(f) Commitment Increases.

(1) The Borrowers may, by written notice to the Administrative Agent given during the Availability Period, from time to time request an increase to the existing Commitments (any such increase, “New Commitments”) to an aggregate amount (including the existing Commitments and such New Commitments) not in excess of the Commitment Cap; provided that the New Commitments for each increase shall be in an amount not less than U.S.$50,000,000 and integral multiples of U.S.$1,000,000 in excess of that amount (or such lesser amount equal to the difference between the Commitment Cap and the sum of the existing Commitments and such New Commitments). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowers propose that the New Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent or such shorter period of time as consented to by the Administrative Agent. Each such New Commitment shall be subject to consent of the Administrative Agent and the Lenders in their sole and absolute discretion.

(2) Such New Commitments shall become effective as of such Increased Amount Date if (A) the Administrative Agent and the Lenders shall have consented to such New Commitments in their sole and absolute discretion, (B) no Default or Event of Default exists on such Increased Amount Date before or after giving effect to such New Commitments, (C) each of the conditions set forth in Section 3.2 is satisfied as if such Increased Amount Date were a Credit Date, (D) the Borrowers make any payments required pursuant to Section 2.7 and the Fee Letters in connection with such New Commitments, and (E) the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.”

3.02J. clause (b)(2)(x) in Section 2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(x) in the case of Credit Extensions in U.S. Dollars, two Business Days in advance of the proposed Credit Date; and”

3.02K. clause (b)(5) in Section 2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(5) For each Credit Extension, each Lender shall make the amount of its Loans available to the Administrative Agent at the principal office designated by the Administrative Agent not later than 12:00 p.m. (New York City time) on the related Credit Date, in each case by wire transfer of same day funds in the related Specified Currency. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Loans available to the relevant Borrower on such Credit Date by causing an amount of same day funds (in the same currency received from the Lenders) to be deposited in the Principal Collection Account of such Borrower for application of such proceeds in accordance with Section 2.3 or as otherwise agreed between the Administrative Agent and the Borrowers.”

3.02L. Section 2.7(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Minimum Spread Payments. On each day specified as a “Minimum Spread Payment Date” (each, a “Minimum Spread Payment Date”) in the Minimum Spread Payment Table below, the Borrowers shall pay to the Administrative Agent for the account of the Lenders a fee (each such fee, a “Minimum Spread Payment”) in an amount equal to the excess (if any) of:

(1) the product of:

(A) the Weighted Average U.S. Dollar Spread with respect to such Minimum Spread Payment Date;

(B) the Target Percentage specified in the table below for such Minimum Spread Payment Date;

(C) the Adjusted Maximum USD Facility Amount; and

(D) the number of days in the related Minimum Spread Calculation Period divided by 360;

over

(2) the sum of:

(A) the Dollar Equivalents of the aggregate amount of interest paid on the Loans (determined as if the Floating Rates were equal to zero, with the Dollar Equivalent being determined as of the date of each such payment of interest) from the previous Minimum Spread Payment Date (or the Closing Date in the case of the first Minimum Spread Payment Date) to but excluding such Minimum Spread Payment Date; and

(B) to the extent that it has not previously been applied to reduce the Minimum Spread Payment on any previous Minimum Spread Payment Date, the amount by which the amount determined under clause (2)(A) above on any previous Minimum Spread Payment Date exceeded the amount determined under clause (1) above on such previous Minimum Spread Payment Date.

Minimum Spread Payment Table
Minimum Spread Payment Date	Target Percentage
1. First Payment Date	0
2. Second Payment Date	25.0%
3. Third Payment Date	37.5%
4. Fourth Payment Date	50%
5. Fifth Payment Date	75%
6. Sixth Payment Date	87.5%
7. Each other Payment Date occurring on or prior to the beginning of the Amortization Period	100%

No Minimum Spread Payment Date will occur during the Amortization Period.

As used herein:

“Adjusted Maximum USD Facility Amount” means, with respect to each Minimum Spread Payment Date, an amount equal to:

(a) the sum, for each day in the related Minimum Spread Calculation Period, of (I) the Maximum USD Facility Amount as in effect on such day minus (II) the aggregate amount by which the Commitments have theretofore been reduced in Voluntary Commitment Reductions prior to such day; divided by

(b) the number of days in such Minimum Spread Calculation Period.

“Minimum Spread Calculation Period” means, with respect to each Minimum Spread Payment Date, the number of days elapsed between the previous Minimum Spread Payment Date (or the Closing Date in the case of the first Minimum Spread Payment Date) and such Minimum Spread Payment Date.

“Weighted Average U.S. Dollar Spread” means, with respect to each Minimum Spread Payment Date, (a) the sum of the U.S. Dollar Spread in effect for each day during the related Minimum Spread Calculation Period divided by (b) the number of days in such Minimum Spread Calculation Period.”

3.02M. Section 7.1(d)(5)(z) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(z) the aggregate Dollar Equivalent of the amount of all distributions made under this clause (5):

(A) in any single Due Period does not exceed U.S.$5,000,000; and

(B) in the aggregate after the Closing Date does not exceed U.S.$10,000,000.”

3.02N. Section 9.1(k) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(k) Financial Covenant. The sum of the Initial Borrowing Base Amounts (USD) of all Collateral Obligations owned by the Borrowers plus the Dollar Equivalent of the amounts on deposit in the Collection Accounts shall be less than:

(1)	at any time prior to December 4, 2018, U.S.$17,500,000; or

(2)	at any time on or after December 4, 2018 but prior to the end of the Reinvestment Period, U.S.$25,000,000; or”

3.02O. Section 11.6(c)(1) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(1)    each such assignment pursuant to this Section 11.6(c) shall be in an aggregate amount of not less than the lesser of (I) U.S.$10,000,000, (II) such lesser amount as agreed to by the Borrowers and Administrative Agent or (III) the aggregate amount of the Loans and any related Commitments of the assigning Lender;”

Section 4. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to “this Agreement” included reference to this Amendment (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made) and (b) no Default or Event of Default has occurred and is continuing or shall exist after giving effect to this Amendment.

Section 5. Conditions Precedent; Commitment Increase Fee. The amendments set forth in Section 3 hereof shall each become effective, as of the date hereof, upon (a) the receipt by the Administrative Agent of counterparts of this Amendment executed by the parties hereto, (b) the receipt by the Administrative Agent of counterparts of the Cooperation Agreement among the Administrative Agent and the Borrowers dated as of the date hereof and executed by the parties thereto, (c) the receipt by the Administrative Agent of the Amended and Restated Administrative Agent Fee Letter among the Administrative Agent and the Borrowers dated as of the date hereof and executed by the parties thereto, (d) the receipt by the Administrative Agent of the Amended and Restated Margining Agreement among the Administrative Agent and the Borrowers dated as of the date hereof and executed by the parties thereto, (e) the receipt by the Administrative Agent and the Lenders of certifications of each Borrower and the Limited Guarantor, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (f) the receipt by the Lenders of the fee as set forth in the Commitment Increase Fee Letter among the Lenders and the Borrowers dated as of the date hereof.

Section 6. Fees and Expenses. Each Borrower agrees to pay all reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Administrative Agent, and Holland & Knight LLP, counsel to the Collateral Custodian, incurred in connection with the preparation and execution of this Amendment.

Section 7. Confirmation of Collateral Documents. Each Borrower (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute “Secured Obligations” (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 8. Limited Amendment. The amendments set forth in Section 3 above shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian or to constitute an amendment or waiver of any other term, provision or condition of any of the Transaction Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender, the Administrative Agent, the Collateral Agent or the Collateral Custodian may now have or may in the future have under any of the Transaction Documents. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that no other change, amendment or consent with respect to the terms and provisions of any of the Transaction Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect). Promptly following the execution of this Amendment, each of the Borrowers and the Administrative Agent agree to undertake to execute an amended and restated Credit Agreement and amend and restate any Transaction Documents, as necessary, to reflect the amendments set forth in Section 3 above.

Section 9. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York. Goldman Sachs Bank USA, as Administrative Agent and the sole Lender, hereby directs the Collateral Agent, the Collateral Custodian and the Collateral Administrator to execute and deliver this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ORCC II FINANCING LLC, as a Borrower

By:
Name:
Title:

OR LENDING II LLC, as a Borrower

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Lender

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Collateral Administrator

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment No. 2

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By:

Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Custodian

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

OWL ROCK CAPITAL CORPORATION II, as
Services Provider and Limited Guarantor

By:
Name:
Title:

ORCC II Financing LLC - Signature page to Amendment No. 2